Exhibit 99.4

MAGNUS INTERNATIONAL RESOURCES INC. - UGANDA EXPLORATION UPDATE

Las Vegas, Nevada – May 4, 2007 – Magnus International Resources Inc. (“Magnus” or  the “Company”) (NASD OTC-BB: ‘MGNU’) is pleased to provide a progress update on its exploration projects in Uganda.

Through the acquisition of African Mineral Fields Inc. (“AMF”, Magnus has acquired a 100% interest in two gold projects, Lugazi and Mubende, as well as an exclusive option to acquire a 100% interest in a further two gold properties, Mwerusandu and Mitoma, in Uganda.

Africa Mineral Fields’ four gold properties encompass a total of 1,996 sq. km and 14 licenses. An airborne magnetic and radiometric survey has just been completed on the Lugazi property. In addition, AMF anticipates commencing 5,000 meters of drilling, at depths of 50 to 250 meters, on 4 initial gold targets by July 2007. The 4 initial planned drill targets comprise:

 - a 3 km long gold-in-soil and magnetic anomaly at Lugazi

 - a scorodite rich quartzite zone at the Mwerusandu project where visible gold was observed

 - two main soil anomalies at the Mitoma project

AFRICAN MINERAL FIELDS’ JOINT VENTURE

AMF has partnered with East Africa Mineral Resources and Flemish Investments Limited (collectively, “East African Mineral Resources” or “EAMR”) to form the African Mineral Fields-EAMR Joint Venture. Since early 2004, the experienced EAMR exploration team completed systematic geological and surface geochemical investigations in Uganda, focusing attention on major fault and structural zones that are thought to be extensions of structures that pass through known world-class gold deposits in adjacent countries.

The Joint Venture is a very significant exploration license holder in Uganda with 1,996 square km of tenure. It now controls a portfolio of gold properties along prospective regional structures where reconnaissance exploration has established the presence of gold in drainage and soil/rock surveys. Several of the properties are drill-ready, and will be targeted by RC Drilling during the second half of the year.

THE PROJECTS

Mitoma Project

The Mitoma Project comprises six exploration licenses (Kahungye, Rugoma, Rutaka, Nchwero, Kabira and Kabira East) on 279 square kilometers.  Exploration to date on the Project has included the analysis of some 2,280 soil samples, deep augering, 19 pits, sampling of more than 400 stream sediments at 180 locations, a regional aeromagnetic survey and radiometrics, as well as 17 kilometers of project ground magnetic survey.  As a result of this exploration, Magnus has identified three major geochemical gold anomalies on the property, two of which are at a drill ready stage. The Kahungye anomaly measures 500m x 600m at the northern end, extending over 4km to the southeast. The Rugoma gold anomaly, over an area of about 2000m by 500m with co-incident elevated arsenic anomalism, is located about three kilometers east and south-east of the Kahungye anomaly. Magnus’ management is targeting mid-year to commence an initial drilling program on the project.

Mwerusandu Project

The Mwerusandu Project comprises four exploration licenses (Mwerusandu North, Mwerusandu West, Nyamulindira and Kiana Mine) on 205.33 square kilometers. Exploration to date has included reconnaissance surveys and rock sampling that identified outcrops of light green scorodite rich quartzite with 4-6 grams per tonne of gold. Follow-up trenching has identified a drill ready quartz vein outcrop with 20.4 grams per tonne of gold over 3.5m. Recent sampling has identified visible gold in subcropping rocks. Systematic surface soil and rock sampling, comprehensive structural analysis, and drilling are planned for this property over the next several months.

Lugazi Project

The Lugazi Project is located in south central Uganda, about 50 kilometers east of the capital, Kampala. The Lugazi Project has in the past demonstrated potential for nickel, gold, and possibly platinum group elements associated with nickel sulphides. The Lugazi Project is located in an area of poor rock exposure, but where early stage geochemistry surveys have yielded promising results. A soil sampling program comprising over 1500 soil samples has delineated a strong 300 – 700m wide gold-in-soil anomaly over a length of at least 3 km. The anomaly is offset to the east, and there are indications that the anomaly is open ended in this direction. The Lugazi project is also rapidly being prepared for drilling through the use of airborne magnetics and radiometrics, and ground EM surveys.  Through the use of these geophysical and geochemical techniques, management is confident that repeat anomalous structures along the Buganda-Toro belt can be discovered.

Mubende Project

The Mubende Project is located about 100 kilometers west of Kampala in southern Uganda. Exploration at Mubende is focusing on a style of gold deposit known as intrusive related gold systems. Examples of deposits of this style include the Fort Knox and Pogo gold deposits in Alaska. The Singo granites in central Uganda display alteration characteristics and metallogenic element associations that make these granites prospective for gold. The Mubende project is surrounded by abundant gold and tungsten occurrences and small-scale gold alluvial workings. Reconnaissance drainage sampling completed throughout the geologic terrain of the Singo granite by EAMR has revealed discrete drainage areas containing elevated concentrations of gold.

A detailed structural and regional alteration interpretation over Mubende has been completed and follow-up soil geochemical programs are currently in progress over the most prospective areas. These areas are scheduled for more detailed investigation as part of the Mubende exploration program, expected to last a number of months before plans to drill the most promising targets will be implemented.

About Magnus International Resources, Inc.

Magnus International Resources Inc. specializes in identifying, acquiring and developing precious and base etal properties. Magnus’ objective is to develop a balanced global portfolio of early-to-advanced stage projects. Magnus is currently focused on gold projects in China and Africa. Magnus retains a 90 percent interest in two Sino-foreign joint venture exploration projects, Huidong and Mangshi. The Huidong property is on trend with Southwestern Resources’ Boka project.  Through the acquisition of African Mineral Fields Inc., Magnus has acquired a 100% interest in two gold projects, and an exclusive option to acquire 100% interest in a further two properties in Uganda.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com and the African Mineral Fields’ website at www.africanmineralfields.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
Mike Hartmann
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA AND CERTAIN AFRICAN COUNTRIES. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION  ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.